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                                                                 EXHIBIT 5.1

[Holland & Knight Letterhead]

August 28, 2003

Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480

         Re:      Registration Statement on Form S-1

         Ladies and Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-1 filed by Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the offering by certain security holders of the Company of 58,154,644 shares of Common Stock, par value $.001 per share, of the Company (the "Shares"). The Shares are issuable upon the conversion of the Company's 8.5% Convertible Exchangeable Debentures (the "Debentures"), and pursuant to principal redemption and interest payments and in satisfaction of anti-dilution and other provisions under the Debentures, and upon the security holders' exercise of the Company's related Stock Purchase Warrants (the "Warrants").

         In connection with the foregoing registration, we have acted as counsel for the Company and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary to deliver the opinions expressed below.

         Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of the date hereof (the "Base Opinion"), that the Shares have been duly authorized and, subject to shareholder approval, when issued in accordance with the applicable resolutions of the Board of Directors of the Company upon conversion, exercise or otherwise pursuant to the terms of the Debentures and the Warrants, the Shares will be legally issued, fully paid and non-assessable shares of common stock of the Company. Further, our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Shares have been duly authorized and, subject to shareholder approval, when issued in accordance with the applicable resolutions of the Board of Directors of the Company upon conversion, exercise or otherwise pursuant to the terms of the Debentures and the Warrants, the Shares will be legally issued, fully paid and non-assessable shares of common stock of the Company.

         This opinion is limited to the present laws of the United States and the State of Florida and to the present judicial interpretations thereof and to the facts as they presently exist.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,
                              /s/ HOLLAND & KNIGHT LLP





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                        [Bryan Cave LLP Letterhead]


                                   ANNEX A
                                   -------

                     Opinion of Special Missouri Counsel
                     -----------------------------------

August 28, 2003

Holland & Knight LLP
625 North Flagler Drive, Suite 700
West Palm Beach, Florida 33401

Ladies and Gentlemen:

We have acted as special Missouri counsel to Holland & Knight LLP in connection with the determination as to the legality of 58,154,644 shares of common stock, $.001 par value per share (the "Shares"), of Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), to be registered by the Company under the Securities Act of 1933, as amended, on a registration statement on Form S-1 (the "Registration Statement").

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Articles of Incorporation and By-laws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. We have not participated in the preparation of the Registration Statement, nor have we been requested to review the Registration Statement. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued in accordance with the applicable resolutions of the Board of Directors of the Company upon conversion, exercise or otherwise pursuant to the Company's 8.5% Convertible Exchangeable Debentures and related warrants, the Shares will be legally issued, fully paid and non-assessable shares of common stock of the Company.

This opinion is not rendered with respect to any laws other than the laws of the State of Missouri.

This opinion is delivered solely for the use of Holland & Knight in connection with the determination as to the legality of the Shares and, by your acceptance of this opinion, you agree that it may not be used by you for any other purposes and may not be distributed to or relied upon by any other person without our prior written consent. We consent to the reliance by Holland & Knight on this opinion as to matters of Missouri law and to the inclusion of this opinion as an exhibit to the opinion of Holland & Knight to be filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Bryan Cave LLP